Exhibit 10.1

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made this 28th day of September 2015, by GP Strategies Corporation, a Delaware corporation (“GP” or the “Borrower”), General Physics (UK) Ltd., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, each a company organized and existing under the laws of England and Wales (each individually, a “UK Borrower” and collectively, the “UK Borrowers”) and Wells Fargo Bank, National Association (the “Lender”).
RECITALS
A.The Borrower and the Lender are parties to a Fourth Amended and Restated Financing and Security Agreement dated as of September 2, 2014, as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified hereafter (the “Financing Agreement”), pursuant to which the Lender extended to the Borrower certain credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of US Sixty Five Million Dollars ($65,000,000) (the “Revolving Credit Facility”) with a letter of credit sub-facility in the maximum aggregate stated amount of US Five Million Dollars ($5,000,000) (the “Letter of Credit Facility”) and (ii) a term loan in the original principal amount of US Forty Million Dollars ($40,000,000) (the “Term Loan”). All capitalized terms used, but not specifically defined herein, shall have the meanings given to such terms in the Financing Agreement.
B.     The Borrower has requested the Lender to extend to four of its indirect UK Subsidiaries (herein identified as the “UK Borrowers”) a UK revolving credit facility (the “UK Revolving Credit Facility”) in the maximum principal amount of the Foreign Currency Equivalent of US Seven Million Dollars ($7,000,000) with a commensurate reduction in the amount of the Revolving Credit Committed Amount for the Dollar Equivalent of outstandings under the UK Revolving Credit Facility.
C.    The Lender has agreed to extend the UK Revolving Credit Facility, subject to the terms and conditions of this Amendment, including the confirmation of the guaranty by the Borrower covering the full payment and performance of the Obligations of the UK Borrowers.
D.    The Borrower and the Lender also desire to extend the Revolving Credit Expiration Date.
AGREEMENTS
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower, the UK Borrowers and the Lender agree as follows:
1.The Recitals above are a part of this Amendment.
2.    Each of the Borrower and the UK Borrowers represents and warrants to the Lender as follows:

(a)It is an entity duly organized, and validly existing and, with respect to the Borrower only, in good standing under the laws of the jurisdiction in which it was organized, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to do so in such jurisdiction would not have a material adverse effect on the ability of the Borrower and the UK Borrowers taken as a whole to perform the Obligations, on the conduct of the Borrower’s and the UK Borrowers’ operations taken as a whole, on the Borrower’s and the UK Borrowers’ financial condition taken as a whole, or on the value of, or the ability of Lender to realize upon, the Collateral.
(b)    It has the power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment.
(c)    The Financing Agreement, as amended by this Amendment, and each of the other Financing Documents to which it is a party remains in full force and effect, and each constitutes its valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' and secured parties’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.    The definitions of the following terms contained in Section 1.1 of the Financing Agreement are hereby deleted in their entirety and replaced by the following definitions:
“ ‘Additional Borrower’ means each of the UK Borrowers and each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by Lender.”
“ ‘Additional Borrower Joinder Supplement’ means, in the case of the UK Borrowers, this Amendment, and in all other cases, an Additional Borrower Joinder Supplement in substantially the form attached to the Financing Agreement as EXHIBIT A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by the Borrower.”
“ ‘Applicable Margin’ means the applicable rate per annum added to either Daily One Month LIBOR for borrowing in Dollars and Sterling or Daily One Month EURIBOR for borrowings in Euros and the applicable rate per annum, as set forth in Sections 2.1.7 (Revolving Credit Unused Line Fee) and 2.6.7 (UK Revolving Credit Unused Line Fee), established as the Revolving Credit Unused Line Fee and the UK Revolving Credit Unused Line Fee, as applicable. The Applicable Margin (expressed as basis points) shall vary depending upon the Maximum Leverage Ratio, as follows:

Pricing Tier	Maximum Leverage Ratio	Applicable to Interest Rate	Applicable to Unused Line Fee
I	Less than 1.00 to 1.00	125 basis points	15
II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	175 basis points	20
III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	200 basis points	25
IV	Greater than or equal to 2.00 to 1.00	250 basis points	25

Changes in the Applicable Margin shall be made not more frequently than quarterly based on the Maximum Leverage Ratio, determined by Lender subsequent to its review of the quarterly reports required by Section 6.1.1(c) (Quarterly Statements and Certificates) and shall be effective within three (3) Business Days after receipt and satisfactory review by Lender of the quarterly reports and Compliance Certificate required under Section 6.1.1(c).”
“ ‘Applicable Rate’ means the sum of (a) the Applicable Margin plus (b) (i) Daily One Month LIBOR for borrowings in Dollars and Sterling or (ii) Daily One Month EURIBOR for borrowings in Euros.”
“ ‘Business Day’ means (a) for purposes of payments by the Borrower, any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close; and (b) for purpose of payments by any of the UK Borrowers and for purposes of determining the Daily One Month LIBOR and Daily One Month EURIBOR rates, the term “Business Day” shall mean a London Business Day.”
“ ‘Commitments’ means the collective reference to each and every commitment to extend credit under the terms of this Agreement including, without limitation, the Revolving Credit Commitment, the Term Loan Commitment and the UK Revolving Credit Commitment.”
“ ‘Committed Amount’ means the Lender’s Revolving Loan Committed Amount, the Term Loan Committed Amount or the UK Revolving Loan Committed Amount, as the case may be, and “Committed Amounts” means collectively the Revolving Loan Committed Amount, the Term Loan Committed Amount and UK Revolving Committed Amount of the Lender.”
“ ‘Credit Facility’ means each credit facility now or hereafter extended under or secured by this Agreement and “Credit Facilities” means the collective reference to any one or more of the credit facilities included as a Credit Facility. On the date of the First Amendment, the Credit Facilities include the Revolving Credit Facility (including, without limitation, the Letter of Credit Facility), the Term Loan Facility and the UK Revolving Credit Facility.”
“ ‘Credit Parties’ means, collectively, the Borrower, each of the UK Borrowers and each Person who becomes a Borrower after the date of this Agreement and each Person who at any time provides a guaranty or other credit support or collateral support of any nature whatsoever with respect to the Obligations. The term “Credit Party” means each Person included among the Credit Parties.”
“ ‘LIBOR’ means the rate of interest per annum determined by the Lender based on the rate for United States Dollar or Sterling deposits for delivery of funds for a period of one (1) month as reported on Reuters Screen LIBOR01 page (or any successor page) at approximately 11:00 a.m., London time, or, for any day not a London Business Day, the immediately preceding London Business Day (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation).”
“ ‘Loan’ means each of the Revolving Loan, the Term Loan, the UK Revolving Loan or each other loan now or hereafter extended under or secured by this Agreement, as the case may be, and “Loans” means the collective reference to the Revolving Loan, the Term Loan, the UK Revolving Loan and each other loan now or hereafter extended under or secured by this Agreement.”
“ ‘Loan Notice’ has the meaning described in Sections 2.1.2 and 2.6.2 (Procedure for Making Advances).”
“ ‘Note’ means any promissory note that may from time to time evidence all or any portion of the Obligations and “Notes” means collectively all such promissory notes. On the date of the First Amendment, the Notes consist of the Revolving Credit Note, the Term Note and the UK Revolving Credit Note.”
“ ‘Permitted Uses’ means (a) with respect to the Term Loan, amounts payable for Transaction Payments, (b) with respect to the Revolving Loan, amounts payable (i) for Transaction Payments, (ii) for general corporate purposes, which shall include payment of annual earn-out payments in connection with Permitted Acquisitions, and (iii) to support the issuance of Letters of Credit and (c) with respect to the UK Revolving Loan, for general corporate purposes, which shall include payment of annual earn-out payments in connection with Permitted Acquisitions.”
“ ‘Prepayment’ means a Revolving Loan Mandatory Prepayment, a Revolving Loan Optional Prepayment, a Term Loan Mandatory Prepayment, a Term Loan Optional Prepayment, a UK Revolving Loan Mandatory Prepayment or a UK Revolving Loan Optional Prepayment as the case may be, and “Prepayments” mean collectively all Revolving Loan Mandatory Prepayments, all Revolving Loan Optional Prepayments, all Term Loan Mandatory Prepayments, all Term Loan Optional Prepayments, all UK Revolving Loan Mandatory Prepayments and all UK Revolving Loan Optional Prepayments.”
“ ‘Revolving Credit Committed Amount’ means the principal amount of $65,000,000, minus the Dollar Equivalent of outstandings under the UK Revolving Credit.”
“ ‘Revolving Credit Expiration Date’ means October 31, 2018, unless otherwise extended for successive periods if one (1) year beyond the then existing maturity date commencing as of the first anniversary date of this Agreement by Lender in the exercise of its sole and absolute discretion.”

4.    The following new definitions are hereby added to Section 1.1 of the Financing Agreement in alphabetical order.
“ ‘Daily One Month EURIBOR’ means, for any day, the rate of interest equal to EURIBOR then in effect for delivery for a one (1) month period.”
“ ‘Dollar Equivalent’ means, on the date of determination, the amount of Dollars which results from the sale of a given amount of Euros or Sterling as determined by the Lender based on the arithmetical mean of the buy and sell spot rates of exchange for such currency, such amount being available for Borrowers’ information on Bloomberg by following this link: http://www.bloomberg.com/markets/currencies.”
“ ‘EURIBOR’ means the rate of interest per annum determined by the Lender based on the rate for EURO deposits for delivery of funds for periods of one (1) month as reported on Reuters Screen page EURIBOR01 (or any successor page) at approximately 11:00 a.m., London time, or for any day not a London Business Day, the immediately preceding London Business Day (or if not so reported then as determined by the Lender from another recognized source or interbank quotation).”
“ ‘Euros’ means the currency of the participating member states of the European Communities that have adopted the Euro as their lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.”
“ ‘First Amendment’ means this First Amendment to Fourth Amended and Restated Financing and Security Agreement.”
“ ‘Foreign Currency Equivalent’ means, on any date of determination, the amount of Euros or Sterling, as appropriate, which results from the sale of a given amount of US Dollars as determined by the Lender based on the arithmetical mean of the buy and sell spot rates of exchange for such currency, such amount being available for Borrowers’ information on Bloomberg by following this link: http://www.bloomberg.com/markets/currencies.”
“ ‘London Business Day’ means any date that is a day for trading by and between banks in United States Dollar, Euro or Sterling deposits in the Relevant Interbank Market.”
“ ‘Relevant Interbank Market’ means (a) as to Dollars and Sterling, the London interbank market, and (b) as to Euros, the European interbank market.”
“ ‘Sterling’ means the lawful currency of the United Kingdom.”
“ ‘UK Borrower’ means any one of the UK Borrowers.”
“ ‘UK Borrowers’ means, collectively, General Physics (UK) Ltd., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, each a company established and existing under the laws of England and Wales.”
“ ‘UK Revolving Credit Commitment’ means the agreement of Lender relating to the making of the UK Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.”
“ ‘UK Revolving Credit Commitment Period’ means the period of time from the date of the First Amendment to the Business Day preceding the UK Revolving Credit Termination Date.”

“ ‘UK Revolving Credit Committed Amount’ means the Foreign Currency Equivalent of US $7,000,000.”
“ ‘UK Revolving Credit Expiration Date’ means October 31, 2018, unless otherwise extended for successive periods of one (1) year beyond the then existing maturity date commencing as of the first anniversary date of this Agreement, by Lender in the exercise of its sole and absolute discretion.”
“ ‘UK Revolving Credit Facility’ means the facility established by Lender pursuant to Section 2.6 (UK Revolving Credit Facility).”
“ ‘UK Revolving Credit Note’ has the meaning described in Section 2.6.3 (UK Revolving Credit Note).”
“ ‘UK Revolving Credit Termination Date’ means the earlier of (a) the UK Revolving Credit Expiration Date, or (b) the date on which the UK Revolving Credit Commitment is terminated pursuant to Section 7.2 (Remedies) or otherwise.”
“ ‘UK Revolving Loan’ has the meaning described in Section 2.6.1 (UK Revolving Credit Facility).”
“ ‘UK Revolving Loan Account’ has the meaning described in Section 2.6.6 (UK Revolving Loan Account).”
“ ‘UK Revolving Loan Mandatory Prepayment’ and “UK Revolving Loan Mandatory Prepayments” have the meanings described in Section 2.6.4 (Prepayments of UK Revolving Loan).”
“ ‘UK Revolving Loan Optional Prepayment’ and “UK Revolving Loan Optional Prepayments” have the meanings described in Section 2.6.4 (Prepayments of UK Revolving Loan).”

5.    Joinder by UK Borrowers.
(a)    This Amendment constitutes an Additional Borrower Joinder Supplement with respect to the UK Borrowers to the extent provided herein.
(b)    The UK Borrowers hereby acknowledge, confirm and agree that, on and as of the date of this Amendment, each of the UK Borrowers is an Additional Borrower (as that term is defined in the Financing Agreement) and is included in the definition of “Borrower” under the Financing Agreement and the other Financing Documents for all purposes thereof; provided, however, that the UK Borrowers are individually, not jointly and severally liable, only for those Obligations relating to the UK Revolving Loan. Otherwise the UK Borrowers are bound by all of the terms, provisions and conditions of the Financing Agreement from and after the date of this Amendment; provided that the covenants to provide financial statements and reports to SEC and to stockholders, financial covenants and related calculations, ERISA Compliance and covenants specifically relating to Collateral (being sections 6.1.1, 6.1.2, 6.1.10, 6.1.13, 6.1.15, 6.1.17, 6.2.10, and 6.2.13 in the Financing Agreement) shall not apply to the UK Borrowers.
(c)    Without in any way implying any limitation on any of the provision of this Amendment, each of the UK Borrowers hereby represents and warrants that, except as noted on the schedules attached hereto and made a part hereof, all of the representations and warranties contained in the Financing Agreement are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Amendment, and that no Event of Default or Default has occurred had its continuing or exits or would occur or exist after giving effect to this Amendment; provided that all representations regarding the consolidated financial statements of the Borrower and its subsidiaries shall be made only by the Borrower and the UK Borrowers shall not make any representations regarding ERISA, Employee Relations, Collateral or Business Names and Addresses (being sections 4.1.11, 4.1.15, 4.1.18, 4.1.20, 4.1.22 and 4.1.23 in the Financing Agreement). Nothing in this Amendment is intended to cause any UK Borrower to make any representation or warranty regarding compliance with any U.S. law. All schedules attached to this Amendment shall be deemed to be schedules of the Financing Agreement.
(d)    For administrative convenience, each Person include in the term “Borrower” hereby irrevocably appoints GP as the Borrower’s attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of GP or in the name of the Borrower or otherwise, to take any and all actions with respect to the Financing Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as GP may so elect from time to time, including, without limitation, actions to (i) request advances under the UK Revolving Loan and direct the Lender to disburse or credit the proceeds of the UK Revolving Loan directly to an account of any UK Borrower, which direction shall evidence the making of such UK Revolving Loan and shall constitute the acknowledgement by each such Person of the receipt of the proceeds of such UK Revolving Loan, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or review the Financing Agreement, any Additional Borrower Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Person or in the name of GP. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through GP duly authorized officer, officers or other Person or Persons designated by GP to act from time to time on behalf of GP.
(e)    Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term “Borrower,” may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Credit Facilities received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash; provided that payments of intercompany indebtedness incurred in the ordinary course of business and not in connection with the enforcement of contribution rights shall be permitted as long as no Event of Default shall have occurred and be continuing. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. The Borrowers will not permit any intercompany indebtedness to be secured or transferred, voluntarily or involuntarily, pledged or otherwise to any Person other than the Lender or another Borrower. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Lender under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.
6.    The UK Revolving Credit Facility. The following Section 2.6 is hereby added to the Financing Agreement in numerical order.
“Section 2.6    The UK Revolving Credit Facility.
2.6.1    UK Revolving Credit Facility.
Subject to and upon the provisions of this Agreement, Lender establishes a revolving credit facility in favor of the UK Borrowers in the UK Revolving Credit Committed Amount. The aggregate of all advances under the UK Revolving Credit Facility is sometimes referred to in this Agreement as the “UK Revolving Loan”.
During the UK Revolving Credit Commitment Period, Lender agrees to make advances under the UK Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to any request duly made pursuant to this Agreement, the aggregate outstanding principal balance of the UK Revolving Loan would not exceed the UK Revolving Credit Committed Amount. Advances under the UK Revolving Credit Facility shall be made in minimum amounts of 100,000 Euros or Sterling, as applicable and in integral multiples of 100,000 Euros or Sterling, as applicable.
Unless sooner paid, the unpaid UK Revolving Loan, together with interest accrued and unpaid thereon, and all other related Obligations shall be due and payable in full on the UK Revolving Credit Expiration Date.
2.6.2 Procedure for Making Advances Under the UK Revolving Loan; Lender Protection Loans.
On behalf of any of the UK Borrowers, GP may request an advance under the UK Revolving Credit Facility in Euros or Sterling to be made on any Business Day. Advances under the UK Revolving Loan shall be deposited to a demand deposit account of the applicable UK Borrower with Lender (or an Affiliate of Lender) or shall be otherwise applied as directed by GP, which direction Lender may require to be in writing. No later than 11:00 a.m. (London Time) on the date which is two Business Days in advance of the date of the requested borrowing, GP shall give Lender oral or written notice (a “Loan Notice”) of the amount and (if requested by Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by GP within three (3) Business Days after the making of the requested advance under the UK Revolving Loan. Each Loan Notice shall be irrevocable.
In addition, each UK Borrower hereby irrevocably authorizes Lender at any time and from time to time, without further request from or notice to such UK Borrower, to make advances under the UK Revolving Loan, which Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of Lender, including, without limitation, advances and reserves under the UK Revolving Loan made to cover debit balances in the UK Revolving Loan Account, principal of, and/or interest on, the UK Revolving Loan, the Obligations, and/or Enforcement Costs relating to the UK Revolving Loan, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the UK Revolving Loan that Lender may advance or reserve hereunder exceeds the UK Revolving Credit Committed Amount. Lender shall communicate to GP from time to time any action taken under this paragraph either orally or in writing.

2.6.3	UK Revolving Credit Note.
The obligation of UK Borrowers to pay the UK Revolving Loan, with interest, shall be evidenced by a UK Revolving Credit Note (as from time to time extended, amended, restated, supplemented or otherwise modified, the “UK Revolving Credit Note”) substantially in the form of EXHIBIT A attached to the First Amendment and made a part thereof, with appropriate insertions. The UK Revolving Credit Note shall be payable to the order of Lender at the times provided in the UK Revolving Credit Note, and shall be in the principal amount of the UK Revolving Credit Committed Amount. The UK Borrowers acknowledge and agree that, if the outstanding principal balance of the UK Revolving Loan outstanding from time to time exceeds the face amount of the UK Revolving Credit Note, the excess shall bear interest at the Post-Default Rate for the UK Revolving Loan and shall be payable, with accrued interest, ON DEMAND. The UK Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

2.6.4	Prepayments of UK Revolving Loan.
The UK Borrowers shall be required to prepay (each a “UK Revolving Loan Mandatory Prepayment” and collectively the “UK Revolving Loan Mandatory Prepayments”) the UK Revolving Loan by any amount by which the outstanding UK Revolving Loan exceeds the UK Revolving Credit Committed Amount, whether due to the fluctuation in the value of Euros or Sterling to Dollars or otherwise, pro rata on the basis of outstandings to each UK Borrower.
The UK Borrowers shall have the option, at any time and from time to time, to prepay (each a “UK Revolving Loan Optional Prepayment” and collectively the “UK Revolving Loan Optional Prepayments”) the UK Revolving Loan, in whole or in part in a minimum amount of not less than 100,000 Euros or Sterling, as applicable, without premium or penalty.

2.6.5	UK Revolving Loan Account.
Lender will establish and maintain a loan account on its books (the “UK Revolving Loan Account”) for each UK Borrower to which Lender will (a) debit (i) the principal amount of each advance of the UK Revolving Loan made by Lender hereunder as of the date made, specifying both the currency in which the advance is made and the UK Borrower to which it is made, (ii) the amount of any interest accrued on the UK Revolving Loan as and when due, and (iii) any other amounts due and payable by the UK Borrowers to Lender from time to time under the provisions of this Agreement in connection with the UK Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees relating to the UK Revolving Loan, as and when due and payable, and (b) credit all payments made by any

UK Borrower to Lender on account of the UK Revolving Loan as of the date made including, without limitation, funds credited to the UK Revolving Loan Account from the UK Collateral Account. Lender may debit the UK Revolving Loan Account for the amount of any Item of Payment that is returned to Lender unpaid. All credit entries to the UK Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by Lender in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the UK Revolving Loan Account shall be final, binding and conclusive upon the UK Borrower in all respects, absent manifest error, unless Lender receives specific written objection thereto from a UK Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by Lender.
7.    Provisions to Section 2.5 applicable to UK Revolving Loan.
The provisions of Section 2.5 shall be applicable to the UK Revolving Loan to the same extent that they apply to the Revolving Loan; provided that (a) payments in respect of the UK Revolving Loan must be received by 11:00a.m. (London time) on the due date of such payment; (b) the Lender may designate an alternate place for payment applicable to the UK Revolving Loan; (c) no Letters of Credit are available to be issued under the UK Revolving Loan; and (d) the UK Borrowers shall not guarantee any of the Obligations relating to the Revolving Loan Facility, the Letter of Credit Facility or the Term Loan Facility.
GP hereby confirms that the guaranty in Section 2.5.8 of the Financing Agreement covers all Obligations of the UK Borrowers relating to the UK Revolving Loan Facility.
8.    Conditions Precedent. The Lender must have received the following as conditions precedent to the effectiveness of this Amendment, each of which must be satisfactory as to form and substance in all respects:
(a)    A certificate of the Secretary of each UK Borrower covering
(i)    true and complete copies of its organizational and governing documents and all amendments thereto;
(ii)    true and complete copies of the resolutions of its Board of Directors and Shareholders, as appropriate, authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party, and (B) the borrowings hereunder;
(iii)    the incumbency, authority and signatures of its officers authorized to sign this Amendment and the other Financing Documents to which such UK Borrower is or may become a party; and
(iv)    the identity of current directors, common stockholders and other equity holders, as well as their respective percentage ownership interests.
(b)     The executed UK Revolving Credit Note in substantially the form attached to this Amendment as Exhibit A.

9.    After giving effect to this Amendment, the Borrower hereby ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, except that to the extent any such representation, warranty or covenant by its express terms relates to an earlier date, such representation, warranty or covenant, as applicable, was true and correct in all material respects on and as of such earlier date. The Borrower, the UK Borrowers and the Lender agree that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations. Except as expressly modified herein, all of the terms, conditions and provisions of the Financing Agreement shall continue in full force and effect.
10.    The Borrower shall pay at the time this Amendment is executed and delivered by all of the parties hereto all fees, costs, charges and other expenses incurred by the Lender in connection with this Amendment, including, but not limited to, reasonable and properly documented fees and expenses of the counsel for the Lender.
11.    This Amendment is one of the Financing Documents. This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement. Each party to this Amendment agrees that the respective signatures of the parties may be delivered by fax, “.pdf,” or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Amendment with its inked signature, but the party's failure to deliver a copy of this Amendment with its inked signature shall not affect the validity, enforceability and binding effect of this Amendment.
[Signatures Follow on Next Page]

Signature Page 1 of 2 to
First Amendment to Fourth Amended and Restated Financing and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

GP STRATEGIES CORPORATION

By: __/s/ Sharon Esposito-Mayer___
Name: Sharon Esposito-Mayer
Title: Executive Vice President and
Chief Financial Officer

GENERAL PHYSICS (UK) LTD.

By: __/s/ Scott Greenberg_________
Name: Scott Greenberg
Title: Director

GP STRATEGIES HOLDINGS LIMITED

By: __/s/ Scott Greenberg__________
Name: Scott Greenberg
Title: Director

GP STRATEGIES LIMITED

By: __/s/ Scott Greenberg__________
Name: Scott Greenberg
Title: Director

GP STRATEGIES TRAINING LIMITED

By: __/s/ Scott Greenberg___________
Name: Scott Greenberg
Title: Director

Signature Page 2 of 2 to
First Amendment to Fourth Amended and Restated Financing and Security Agreement

LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ___/s/ Elizabeth M. Phelan__________
Name: Elizabeth M. Phelan
Title: Senior Vice President

Exhibit A to
First Amendment
FORM OF UK REVOLVING CREDIT NOTE
$7,000,000                                    Baltimore, Maryland
September 28, 2015
FOR VALUE RECEIVED, GENERAL PHYSICS (UK) LTD., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, each a company organized and existing under the laws of England and Wales (collectively the “UK Borrowers”), each individually, but not jointly and severally, promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”), the principal sum of SEVEN MILLION DOLLARS ($7,000,000) (the “Principal Sum”), or so much thereof as has been or may be advanced/readvanced to or for the account of such UK Borrower in Euros or Sterling pursuant to the terms and conditions of the Financing Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:
1.Interest.
Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the Applicable Rate (as defined in the Financing Agreement). The Applicable Rate shall be determined in the manner provided in the Financing Agreement. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed, except for interest on LIBOR Loans in Sterling which shall be calculated on the basis of a 365-day year and the actual number of days elapsed.
2.Payments and Maturity.
The unpaid Principal Sum, together with interest thereon at the rate provided above, shall be payable as follows:
(a)Interest only on the unpaid Principal Sum shall be due and payable monthly, commencing October 1, 2015, and on the first day of each month thereafter to maturity; and
(b)Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the UK Revolving Credit Expiration Date.
The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.
Each of the UK Borrowers authorizes the Lender to debit any account with Lender designated in writing by such UK Borrowers, beginning as of the date hereof for any payments due under this Note. Each UK Borrowers further certifies that it has legitimate ownership of this account/these accounts and preauthorize this periodic debit as part of their right under said ownership.

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3.Default Interest.
Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at a rate three percent (3%) per annum in excess of the Applicable Rate from time to time until such Event of Default is cured or waived.
4.Late Charges.
If any of the UK Borrowers shall fail to make any payment under the terms of this Note within fifteen (15) days after the date such payment is due, such UK Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.
5.Application and Place of Payments.
All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of any prepayment fee then due hereunder, third to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. All payments on account of this Note shall be paid in the currency borrowed in immediately available funds during regular business hours of the Lender at such place as the Lender may at any time and from time to time designate in writing to the UK Borrowers.
6.Prepayment.
The UK Borrowers may prepay the Principal Sum in whole or in part at any time without premium or penalty. If at any time the aggregate amount of the Principal Sum shall exceed the UK Revolving Credit Committed Amount, whether due to the fluctuation in the value of Euros or Sterling to Dollars or otherwise, the UK Borrowers shall prepay the Principal Sum in such amount as shall cause the UK Revolving Credit Committed Amount not to be exceeded, pro rata on the basis of outstandings to each UK Borrower.
7.Financing Agreement and Other Financing Documents.
This Note is the “UK Revolving Credit Note” described in the Fourth Amended and Restated Financing and Security Agreement dated as of September 2, 2014, by and between the Borrower and the Lender, as amended by the First Amendment to Fourth Amended and Restated Financing and Security Agreement among the Borrower, the UK Borrowers and the Lender (as may be further amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”). The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Financing Agreement. The term “Financing Documents” as used in this Note shall have the meaning described in the Financing Agreement.
8.Security.
This Note is secured as provided in the Financing Agreement.
9.Events of Default.
The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

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(a)The Lender does not receive any and all amounts payable under the terms of this Note when due; or
(b)The occurrence of an event of default (as defined therein) under the terms and conditions of any of the other Financing Documents.

10.Remedies.
Upon the occurrence and during the continuance of an Event of Default, at the option of the Lender, all amounts payable by the UK Borrowers to the Lender under the terms of this Note shall immediately become due and payable by the UK Borrowers to the Lender without notice to the UK Borrowers or any other Person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws. The UK Borrowers and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the UK Borrowers, guarantors and endorsers.
11.Expenses.
The UK Borrowers promise to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, (including, without limitation, reasonable attorneys’ fees and expenses and all court costs), pro rata on the basis of outstandings to each UK Borrower.
12.Notices.
Any notice, request, or demand to or upon the UK Borrowers or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 8.1 of the Financing Agreement.
13.Miscellaneous.
Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the

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failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.
14.Partial Invalidity.
In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.
15.Captions.
The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.
16.Applicable Law.
The UK Borrowers acknowledge and agree that this Note shall be governed by the laws of the State of Maryland, United States of America.
17.Consent to Jurisdiction.
The UK Borrowers irrevocably submit to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Note or any of the other Financing Documents. The UK Borrowers irrevocably waive, to the fullest extent permitted by law, any objection that the UK Borrowers may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the UK Borrowers and may be enforced in any court to which the UK Borrowers (or any of them) are subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon the UK Borrowers as provided in this Note or as otherwise permitted by applicable law.
18.Service of Process.
The UK Borrowers hereby consent to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to GP at the address provided in Section 8.1 of the Financing Agreement. The UK Borrowers irrevocably agree that such service shall be deemed in every respect effective service of process upon the UK Borrowers in any such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the UK Borrowers. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the UK Borrowers in the courts of any jurisdiction or jurisdictions.
19.WAIVER OF TRIAL BY JURY.
EACH OF THE UK BORROWERS AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE UK BORROWERS (OR

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ANY OF THEM) AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE FINANCING DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.
THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE UK BORROWERS, AND THE UK BORROWERS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE UK BORROWERS FURTHER REPRESENT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
20.Transferability.
Nothing in this or any other documents regarding the transaction herein shall prohibit the Lender from pledging or assigning this Note including any of the collateral therefor, to any Federal Reserve Bank in accordance with applicable law.
21.Arbitration.
(a)Arbitration.    The parties hereto agree, upon demand by any party, whether made before the institution of a judicial proceeding or not more than 60 days after service of a complaint, third party complaint, cross-claim, counterclaim or any answer thereto or any amendment to any of the above, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to (i) any credit subject hereto, or this Note or any contract, instrument or document relating to this Note, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit; provided, however, that subject to the subsection (c) below, nothing herein shall preclude or limit the Lender’s right to confess judgment; and provided, further, that no party shall have the right to demand binding arbitration of any claim, dispute or controversy seeking to open a judgment obtained by confession. In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)Governing Rules. Any arbitration proceeding will (a) proceed in a location in Maryland selected by the American Arbitration Association (“AAA”); (b) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (c) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the

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AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)No Waiver of Provisional Remedies, Self-Help and Foreclosure. Nothing in this Note, including, without limitation, the arbitration requirement, shall limit the right of any party to (i) foreclose against real or personal property collateral, or exercise power of sale rights; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver; or (iv) confess judgment. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) (iii) and (in) of this paragraph.

(d)Arbitrator Qualifications and Powers.    Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Maryland or a neutral retired judge of the state or federal judiciary of Maryland, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Maryland and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Maryland Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

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(e)Discovery.    In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)Class Proceedings and Consolidations.    No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Note or any contract, instrument or document relating to this Note, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)Payment Of Arbitration Costs And Fees.    The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)Miscellaneous.    To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This Note may be amended or modified only in writing signed by each party hereto. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

(i)Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

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IN WITNESS WHEREOF, each of the UK Borrowers has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

GENERAL PHYSICS (UK) LTD.

By: __/s/ Scott Greenberg________ (SEAL)
Name: Scott Greenberg
Title: Director

GP Strategies Holdings Limited

By: __/s/ Scott Greenberg________ (SEAL)
Name: Scott Greenberg
Title: Director

GP STRATEGIES LIMITED

By: __/s/ Scott Greenberg________ (SEAL)
Name: Scott Greenberg
Title: Director

GP STRATEGIES TRAINING LIMITED

By: __/s/ Scott Greenberg________ (SEAL)
Name: Scott Greenberg
Title: Director

Signature Page to Form of UK Revolving Credit Note

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